                                                                   Exhibit 10.30

                              SUBLEASE AGREEMENT


1.   PARTIES

          THIS SUBLEASE, dated January 6, 2000 is made between SP INVESTMENTS INC., a Washington corporation ("Sublessor") and INTERNET CAPITAL GROUP, INC., a Delaware corporation ("Sublessee").

2.   MASTER LEASE AND PREMISES

          Sublessor is the tenant under a written Lease Agreement (the "Master Lease"), dated March 13, 1995, wherein Third and University Limited Partnership, a Washington limited partnership (hereinafter "Landlord" shall refer to Third and University Limited Partnership, or its successor in interest) leases to Sublessor those certain premises (the "Master Premises") consisting of approximately 18,563 rentable square feet located on the 54th and 55th floors of the building ("Building") commonly known as Washington Mutual Tower, 1201 Third Avenue, Seattle, Washington situated on the real property located in the City of Seattle, County of King, State of Washington, legally described in the Master Lease.

3.   PREMISES

          For the entire term, as set forth in Section 4 below, Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor, on and subject to the terms, conditions and reservations set forth in this Sublease, the portion of the Master Premises consisting of 4,281 rentable square feet as shown on the Floor Plans for the 54th floor of the Building attached hereto as Exhibit A (the "Premises").

4.   TERM

          The term of this Sublease shall commence on the later of January 1, 2000 or two weeks after the Premises are delivered to Sublessee ("Commencement Date"), and end on November 30, 2004 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease.
Possession of the Premises ("Possession Date") shall be delivered to Sublessee on or before January 1, 2000. In the event the Possession Date shall not have occurred for any reason on or before January 1, 2000, in addition to Sublessee's other rights and remedies, Sublessee shall have the right to terminate the Sublease upon written notice to Sublessor upon which Sublessor shall reimburse Sublessee all monies paid by Sublessee, except if delay in Possession Date is caused by current Sublessee wrongfully failing to vacate the Premises, Sublessee's remedy shall be termination of this Sublease and reimbursement of monies paid.
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5.   RENT

     5.1. Base Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor as base rent, without deduction, setoff, notice, or demand, at the address of Sublessor set forth below or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $16,053.75 per month, in advance on the first day of each month of the term of this Sublease (the "Base Rent"). The first month's rent (for the period commencing on January 15 and ending January 31 in the event the Possession Date occurs on January 1,
2000) payable by Sublessee shall be $8,026.88 and shall be payable upon execution of this Sublease.

     5.2. Operating Costs and Taxes. In addition to base rent payable by Sublessee to Sublessor as set forth in Section 5.1 above, commencing on January 1, 2001, Sublessee shall pay Sublessor, as additional rent, 23% of the amount by which "operating costs" and "taxes," as such terms are defined in the Master Lease payable by Tenant under the Master Lease exceeds operating costs and/or taxes payable by Tenant under the Master Lease with respect to calendar year 2000 (the "Base Year"). Such additional rent shall be payable as and when operating costs and taxes are payable by Tenant to Landlord. If the Master Lease provides for the payment by Tenant of operating costs and taxes on the basis of an estimate thereof, then as and when adjustments between estimated and actual operating costs and taxes are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner, and if any such adjustment shall occur after the expiration or earlier termination of this Sublease, then the obligations of Sublessor and Sublessee under this Subsection
5.2 shall survive such expiration or termination. Sublessor shall promptly furnish Sublessee with copies of all statements by Landlord of actual or estimated operating costs and taxes during the term. In the event Sublessor is required to pay any other additional rents or other sums pursuant to the Master Lease which benefits the Premises and/or Sublessee's operations during the term of this Sublease, Sublessee shall pay to Sublessor 23% of such costs incurred as additional rent hereunder. Notwithstanding anything in this Section 5.2 to the contrary, in the event special or extra services or utilities are requested by Sublessee or Sublessor with respect to their use of the Premises, as applicable, the party requesting such special or extra services or utilities shall be solely responsible for payment of the same.

     5.3. Rent. The Base Rent payable by Sublessee pursuant to Section 5.1 above, together with additional rent payable by Sublessee pursuant to 5.2 above and any other sums payable by Sublessee under this Sublease shall be collectively referred to herein as "Rent."

6.   SECURITY DEPOSIT.

          As security for the performance of this Sublease by Sublessee, Sublessee shall pay a security deposit equal to the first and last months' Base Rent $24,080.63 upon full execution of the sublease. To the extent such funds are not otherwise applied under the terms of this Section 6, Sublessor shall apply such Security Deposit to Rent due for the first and last months of the Sublease term. Sublessor may apply all or any part of the Security Deposit to the payment of any sum in default (beyond applicable notice and cure periods) or any other sum which Sublessor may be required or may in its reasonable discretion deem necessary to spend or

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incur by reason of Sublessee's default (beyond applicable notice and cure periods). In such event, Sublessee shall, within five days of written demand therefor by Sublessor, deposit with Sublessor the amount so applied. The amount of the Security Deposit held by Sublessor at the expiration or sooner termination of this Sublease and not applied by Sublessor under the provisions of this Section 6 shall be repaid to Sublessee within 30 days after expiration or sooner termination of this Sublease. Sublessor shall not be required to keep any Security Deposit separate from its general funds and Sublessee shall not be entitled to any interest thereon.

7.   USE OF PREMISES

          The Premises shall be used and occupied only for the uses allowed under the Master Lease and for no other use or purpose.

8.   ASSIGNMENT AND SUBLETTING

          Sublessee shall not assign, mortgage, encumber or otherwise transfer this Sublease or sublet the whole or any part of the Premises without in each case first obtaining Sublessor's prior written consent, and the prior written consent of the Landlord under the Master Lease, except that assignment to an affiliate of Sublessee shall not require Sublessor's consent. Sublessor shall not unreasonably withhold or delay its consent under this Section 8, except that Sublessor may withhold in its absolute and sole discretion, its consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Sublease or the Premises by Sublessee or any subtenant of Sublessee, whereby this Sublease or any interest therein becomes collateral for any obligation of Sublessee. In lieu of granting any such consent, Sublessor reserves the right to terminate this Sublease, or in the case of subletting or assignment, in which event Sublessor may elect to enter into the relationship of sublandlord and subtenant with such proposed assignee or subtenant, based upon the rent and other compensation and terms and conditions agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Sublease. If there is a partial termination of the Sublease pursuant to this Section 8, the Rent payable hereunder shall be reduced based upon the square footage of the area subject to the partial termination. In connection with each request for an assignment or subletting, Sublessee shall pay the reasonable cost of processing such assignment or subletting, including attorneys fees, upon demand of Sublessor (not to exceed $1,000 in the aggregate). Sublessee shall provide Sublessor with copies of all assignments, subleases and assumption instruments.

9.   RIGHT OF FIRST NEGOTIATION

          If Sublessor desires from time to time, during the terms of this Sublease, to sublease additional portions of the Master Premises to someone other than an affiliate or business associate (i.e., someone with whom Sublessor or one or more of its affiliates has or expects to have a business relationship other than one of Landlord and Tenant), Sublessor shall offer Sublessee a continuing first right to negotiate a sublease for all such additional spaces (each, an "Additional Space"). In such event, Sublessor shall give Sublessee written notice indicating the portion of the Master Premises that will be available, the timing of such availability, and proposed rental terms. In the event Sublessee desires to sublease such Additional Space,

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Sublessee and Sublessor shall then negotiate in good faith all terms and conditions of an amendment to the Sublease to include such Additional Space into the Premises. If the parties fail, for any reason, to enter into such amendment within thirty (30) days, then Sublessor shall be free to sublease the subject space to others upon similar terms and conditions provided, however, such terms and conditions offered to any third party shall not be more economically favorable than those offered to Sublessee without first offering such Additional Space to Sublease on such favorable terms and conditions (in such case Sublessee shall have five (5) business days of written notice to accept the offer).

10.    OTHER PROVISIONS OF SUBLEASE

          All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if fully set forth herein except that references to "Landlord" and "Tenant" shall mean "Sublessor" and "Sublessee" respectively and except that the following provisions of the Master Lease shall not be incorporated into this Sublease:

          (a)  Subsections 1(b)(c)(d)(e)(f)(g)(h) and (j) are excluded
          (b) Exhibit C is excluded except for paragraphs 2 (as modified by Section 11 below), 3, 4 and 5
          (c)  Section 3 is superseded and replaced with Section 4 above
          (d)  Section 4 is excluded
          (e)  Section 5 is superseded and replaced with Section 5.1 above
          (f)  Section 10 is modified to be consistent with Section 5.2 above
          (g)  Section 27, 29 and 35(c) are excluded
          (h) References to "Landlord" in Sections 13 and 26 of the Master Lease shall mean Landlord under the Master Lease only and not Sublessor.

          In addition, the terms and conditions of Section 21 of the Master Lease are incorporated as if Sublessee were the Tenant and the Sublease were the Lease; except that a non-disturbance agreement shall not be required with respect to this sublease.

          Sublessee agrees to perform the Tenant's obligations under the Master Lease (except such provisions as excluded or replaced as set forth above) during the term of this Sublease, except that the obligation to pay Rent to Landlord shall be considered performed by Sublessee to the extent Rent is paid to Sublessor in accordance with Section 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee.

          If the Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Sublessor shall not voluntarily terminate the Master Lease, except as permitted in Sections 13 and 26 of the

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Master Lease. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building of which the Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. Notwithstanding the preceding sentence, Sublessor shall not exercise any such right to terminate the Master Lease in the event of damage, destruction or condemnation if Sublessee agrees in writing, prior to the date upon which such termination notice must be given, to assume all obligations of Sublessor under the Master Lease (including the full rent and other monetary obligations thereunder) from and after the date upon which Sublessor had the right to terminate the Master Lease.

11.    IMPROVEMENTS TO PREMISES

          (a) Sublessor shall provide to Sublessee a $5.00 per rentable square foot tenant improvement allowance for the work as shown on Exhibit B (the "Floor Plan"), which shall be credited toward rent beginning the month following completion of such improvements. Sublessee shall be responsible for any and all costs in excess of the $5.00 per rentable square foot allowance provided by Sublessor.

          (b) Subject to obtaining Landlord's written consent, Sublessor consents to Sublessee's alteration of the Premises as indicated in the Floor Plan, including the hard wall changes indicated on the Floor Plan, and changing the existing wall color and carpet. The existing wood trim finish (including as to color) shall not be changed, but pieces may be removed and new pieces installed as needed to reconfigure the Premises as shown in the Floor Plan. Any new trim pieces shall match the existing trim (including as to color) as close as reasonably practical. Any and all tenant improvements shall be coordinated through Landlord and are subject to the provisions of Section 11 of the Master Lease. Sublessee shall provide additional plans and specifications for the alterations as required by Landlord and shall not proceed with the alterations until Landlord's written consent is obtained.

          (c) Subject to the provisions of Section 13 of the Master Lease relating to damage and destruction, upon expiration or sooner termination of this Lease, Sublessee shall restore the three exterior offices marked on Exhibit C (the "Restoration Offices") to substantially the same condition as they were in when delivered to Sublessee, except that wall paint and carpet shall match what is then used in the rest of the private offices in the Premises. Notwithstanding the foregoing, Sublessor may subsequently elect to waive the requirement that the Restoration Offices be restored. Such election shall only be effective when and if written notice of such election is given by Sublessor to Sublessee. Unless Sublessor subsequently waives the restoration requirement, the provisions in Section 10(c) shall control over those of Section 22 of the Master Lease with respect to the Restoration Offices.

          (d) Sublessee may deliver to Sublessor items of wood trim, doors, hardware and other such finish items for the Restoration Offices. Sublessor will store such items during the term of this Sublease at its costs and return such items to Sublessee for use in restoring the

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Restoration Offices as required by Section 10(c). If Sublessor subsequently waives the restoration requirements in Section 10(c), Sublessor may then dispose of the items stored under this Section 10(d), as Sublessor deems appropriate.

          (e) If Sublessee's net worth drops below $100,000,000 (as indicated in any publicly available financial statements) at any time during the term of this Sublease and unless Sublessee has waived the restoration requirements in Section 10(c) of this Sublease, Sublessee shall immediately increase the Security Deposit under Section 6 of this Sublease by $20,000. Notwithstanding the provisions of Section 6, Sublessor shall not be required to apply the increased deposit amount to the last month or months rent, and the increased amount may be held by Sublessee until the Premises are returned as provided in Section 22 of the Master Lease, as modified by Section 10(c) of this Sublease.

12.  PARKING AND SIGNAGE

          Sublessee shall be entitled to lease from Landlord four of the parking stalls provided under Section 7 of the Master Lease during the term of this Sublease. Sublessee shall be entitled to building standard suite and directory signage.

13.  BROKER PARTICIPATION

          Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease other than Pacific Real Estate Partners, Inc. and Washington Partners, Inc. pursuant to separate agreements, and that no other broker is entitled to any commission on account of this Sublease.

14.  ATTORNEY'S FEES

          If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

15.  NOTICES

          All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be delivered by hand or sent by overnight courier or by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the addresses herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

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          To Sublessor:  SP Investments Inc.
                         1201 Third Avenue, Suite 5400
                         Seattle, WA  98101-3031
                         Attn:  Legal Department

          To Sublessee:  Internet Capital Group, Inc.
                         1201 Third Avenue, Suite 5450
                         Seattle, WA  98101-3031

          All notices and demands sent by United States Mail shall be deemed delivered three business days after mailing, and those sent by overnight courier shall be deemed delivered one business day after being deposited with an overnight courier.

16.  SUBLESSOR'S OBLIGATIONS

          Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under the Sublease. Sublessor, with respect to the obligations of Landlord under the Master Lease, shall use Sublessor's diligent good faith efforts to cause Landlord to perform such obligations for the benefit of Sublessee. Such diligent good faith efforts shall be satisfied by the following: (a) upon Sublessee's written request, promptly notifying Master Landlord of its nonperformance under the Master Lease, and requesting that Landlord perform its obligations under the Master Lease; and (b) Sublessor shall not unreasonably withhold consent to Sublessee to commence arbitration pursuant to Paragraph 5 of Exhibit C of the Master Lease in Sublessor's name to obtain the performance required from Landlord under the Master Lease; provided, however, that if Sublessee commences an arbitration action, Sublessee shall pay all costs and expenses incurred in connection therewith, and Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all reasonable costs and expenses incurred by Sublessor in connection therewith.

17.  CONSENT BY LANDLORD

          This Sublease shall be of no force or effect unless consented to by Landlord within 15 days after execution hereof. Such consent shall state, and Sublessee hereby agrees, that the waiver of subrogation set forth in Section 14 and shall apply as between Landlord and Sublessee.

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18.  COUNTERPART SIGNATURES

          This document may be executed by the parties in counterpart and, when so executed by all parties, all such original counterparts shall together constitute a single binding document.


SUBLESSOR:                                    SUBLESSEE:

SP INVESTMENTS INC.                           INTERNET CAPITAL GROUP, INC.

By: /s/  John M. Orelek                       By: /s/  Henry N. Nassau
    -----------------------------                 -----------------------------
    Its:   President                              Its:   Managing Director and
                                                         General Counsel
Date: 1/13/00                                 Date:

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STATE OF PENNSYLVANIA  )
                       )  ss
COUNTY OF CHESTER      )

          I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

          On this 6th day of January, 2000, before me personally appeared, Henry Nassau to me known to be the ______________ of SP Investments Inc., a Washington corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

          WITNESS my hand and official seal hereto affixed the day and year first above written.

          /s/  Carol J. Robey
          -------------------
          Notary Public in and for the State of Pennsylvania, residing at
          ______________________
          My commission expires:  10/06/03


STATE OF WASHINGTON    )
                       )  ss
COUNTY OF KING         )

          I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

          On this 13th day of January, 2000, before me personally appeared, John
M. Orelek, to me known to be the President of SP Investments Inc., a Washington corporation, the entity that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

          WITNESS my hand and official seal hereto affixed the day and year first above written.

          /s/  Toni Fimiani
          -----------------------------------
          Notary Public in and for the State of Washington, residing at King Co. My commission expires: 11/19/2000

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                              CONSENT BY LANDLORD


          The undersigned, the Prime Landlord, joins in the execution of this Sublease solely to evidence its consent to the subletting of the Premises described herein, as such consent is required pursuant to the Prime Lease. However, by this consent Prime Landlord does not approve or disapprove this Sublease, and neither the execution of this Sublease nor anything done pursuant to the provisions thereof shall be deemed or constructed to modify the Prime Lease; and it is understood that SP Investments Inc. (Sublessor) remains liable for its obligations under the Lease. This consent shall not be deemed to increase the obligations or liabilities of the Prime Landlord, nor to reduce the Prime Landlord's rights and remedies under the Prime Lease. This consent shall not be deemed a consent to any other or further subletting. Notwithstanding the foregoing, Prime Landlord hereby agrees that the waiver of subrogation provisions set forth in Section 14 of the Prime Lease shall apply as between Prime Landlord and Sublessee.

LANDLORD: THIRD AND UNIVERSITY LIMITED PARTNERSHIP, a Washington limited partnership

          By:  1212 SECOND AVENUE LIMITED PARTNERSHIP,
               a Washington limited partnership,
               Its General Partner

               By:  1201 THIRD AVENUE LIMITED PARTNERSHIP,
                    a Washington limited partnership,
                    Its General Partner

                    By: WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP, a Washington limited partnership,
                         Its General Partner

                         By:  WRIGHT RUNSTAD & COMPANY, a
                              Washington corporation
                              Its General Partner

                              By:  /s/  H. Jon Runstad
                                   --------------------------------------
                                    H. Jon Runstad
                                    Chairman and Chief Executive
                                    Officer

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                         PRIME LANDLORD ACKNOWLEDGMENT


STATE OF WASHINGTON    )
                       )  ss
COUNTY OF KING         )


          This is to certify that on this 20th day of January, 2000, before me personally appeared H. Jon Runstad, to me known to be the Chairman and CEO of WRIGHT RUNSTAD & COMPANY, a corporation to me known to be the general partner of WRIGHT RUNSTAD ASSOCIATES LIMITED PARTNERSHIP, a limited partnership, to me known to be the general partner of 1201 THIRD AVENUE LIMITED PARTNERSHIP, a limited partnership, to me known to be the general partner of 1212 SECOND AVENUE LIMITED PARTNERSHIP, a limited partnership, to me known to be the general partner of THIRD AND UNIVERSITY LIMITED PARTNERSHIP, the Washington limited partnership that executed the within and foregoing instrument, and acknowledged the said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

          WITNESS my hand and official seal hereto affixed the day and year first above written.

          /s/  Nathan Paul Good
          ---------------------------------------
          Notary Public in and for the State of Washington, residing at Seattle My commission expires: 11/29/03

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